                              CONOLOG CORPORATION

           EXHIBIT 11--STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                      THREE MONTHS ENDED
                                                          OCTOBER 31,                       YEAR ENDED JULY 31,
                                                   -------------------------      ----------------------------------------
                                                      1997           1996            1997            1996          1995
                                                   ----------     ----------      -----------     ----------     ---------
                                                           UNAUDITED
Primary
     Average shares outstanding................     2,816,126      1,035,186        1,583,859      1,035,186        43,463(1)
                                                   ----------     ----------      -----------     ----------     ---------
     Net income (loss) before extraordinary
       item....................................    $ (173,198)    $  (43,247)     $(1,969,736)    $ (448,622)    $(537,290)
                                                   ----------     ----------      -----------     ----------     ---------
                                                   ----------     ----------      -----------     ----------     ---------
     Per share--amount.........................    $     (.06)    $     (.04)     $     (1.24)    $     (.43)    $  (12.36)
                                                   ----------     ----------      -----------     ----------     ---------
                                                   ----------     ----------      -----------     ----------     ---------
     Net income(loss)..........................    $ (173,198)    $  (43,247)     $(3,810,736)    $  291,754     $ 537,290
                                                   ----------     ----------      -----------     ----------     ---------
                                                   ----------     ----------      -----------     ----------     ---------
     Per share--amount.........................    $     (.06)    $     (.04)     $     (2.41)    $      .28     $  (12.36)
                                                   ----------     ----------      -----------     ----------     ---------
                                                   ----------     ----------      -----------     ----------     ---------
Fully diluted
     Average shares outstanding................     2,816,126      1,035,186        1,583,859      1,035,186        43,463(1)
     Assumed conversion of 4% Series A
       Preferred Stock.........................                             (2)              (2)     155,000             (2)
     Assumed conversion of $.90 Series B
       Preferred Stock.........................                             (2)              (2)          48             (2)
                                                   ----------     ----------      -----------     ----------     ---------
  Total........................................     2,816,126      1,035,186        1,583,859      1,190,234        43,463
                                                   ----------     ----------      -----------     ----------     ---------
                                                   ----------     ----------      -----------     ----------     ---------
     Net income(loss)..........................    $ (173,198)    $  (43,247)     $(3,810,736)    $  291,754     $(522,044)
                                                   ----------     ----------      -----------     ----------     ---------
                                                   ----------     ----------      -----------     ----------     ---------
     Per share--amount.........................    $     (.06)    $     (.04)     $     (2.41)    $      .25     $  (12.36)
                                                   ----------     ----------      -----------     ----------     ---------
                                                   ----------     ----------      -----------     ----------     ---------

                                                    1994           1993
                                                 -----------     ---------
Primary
     Average shares outstanding................       43,463(1)     43,463(1)

                                                 -----------     ---------
     Net income (loss) before extraordinary
       item....................................  $(1,182,988)    $(322,005)
                                                 -----------     ---------
                                                 -----------     ---------
     Per share--amount.........................  $    (27.22)    $   (7.41)
                                                 -----------     ---------
                                                 -----------     ---------
     Net income(loss)..........................  $(1,182,988)    $(322,005)
                                                 -----------     ---------
                                                 -----------     ---------
     Per share--amount.........................  $    (27.22)    $   (7.41)
                                                 -----------     ---------
                                                 -----------     ---------
Fully diluted
     Average shares outstanding................       43,463(1)     43,463(1)
     Assumed conversion of 4% Series A
       Preferred Stock.........................             (2)           (2)
     Assumed conversion of $.90 Series B
       Preferred Stock.........................             (2)           (2)
                                                 -----------     ---------
  Total........................................       43,463        43,463
                                                 -----------     ---------
                                                 -----------     ---------
     Net income(loss)..........................  $(1,182,988)    $(322,005)
                                                 -----------     ---------
                                                 -----------     ---------
     Per share--amount.........................  $    (27.22)    $   (7.41)
                                                 -----------     ---------
                                                 -----------     ---------


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(1) After giving retroactive effect to 1-for-100 reverse stock split in August
    1995.



(2) Conversion of the Series A and Series B Preferred Stock is not assumed in the computation of fully diluted per share net loss because its effect is anti-dilutive.